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                                                                    EXHIBIT 4.13

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                         REGISTRATION RIGHTS AGREEMENT

                         Dated as of December 23, 1997


                                    between


                             UNITED AIR LINES, INC.

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                                as Trustee under

                                UNITED AIRLINES
                           PASS THROUGH TRUST 1997-1A

                                UNITED AIRLINES
                           PASS THROUGH TRUST 1997-1B

                                      and

                       MORGAN STANLEY & CO. INCORPORATED

                          BT ALEX. BROWN INCORPORATED

                       CITICORP SECURITIES, INCORPORATED.

                     CREDIT SUISSE FIRST BOSTON CORPORATION

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                      and

                         KREDITANSTALT FUR WIEDERAUFBAU

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                         REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT, dated as of December 23, 1997 (the "Agreement"), between UNITED AIR LINES, INC., a Delaware corporation (the "Company"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, as trustee under each of the Trusts (as defined below), and MORGAN STANLEY & CO. INCORPORATED, BT ALEX. BROWN INCORPORATED, CITICORP SECURITIES, INC., CREDIT SUISSE FIRST BOSTON CORPORATION and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and KREDITANSTALT FUR WIEDERAUFBAU ("KfW") (collectively, the "Initial Purchasers").

         WHEREAS, pursuant to the Purchase Agreement, dated as of December 18, 1997 (the "Purchase Agreement"), between the Company and the Initial Purchasers (other than KfW), the Trustee will issue and sell $445,826,000 principal amount of the Enhanced Pass Through Certificates, Series 1997-1A of the Class A Trust (the "Class A Certificates");

         WHEREAS, pursuant to the Certificate Purchase Agreement, dated as of the date hereof (the "Certificate Purchase Agreement" and, together with the Purchase Agreement, the "Purchase Agreements"), between the Company, the Trustee and KfW, the Trustee will issue and sell and KfW will purchase $106,607,000 principal amount of the Enhanced Pass Through Certificates, Series 1997-1B of the Class B Trust (the "Class B Certificates" and, collectively with the Class A Certificates, the "Initial Certificates"); and

         WHEREAS, in order to induce the Initial Purchasers to enter into their respective Purchase Agreements, the Company has agreed to provide to the Initial Purchasers and their successors, assigns and direct and indirect transferees the registration rights set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

                 1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Class A Trust" shall mean the United Airlines 1997-1A Pass Through Trust.

         "Class B Trust" shall mean the United Airlines 1997-1B Pass Through Trust.

         "Closing Date" shall mean the date hereof.

         "Company" shall have the meaning set forth in the preamble and shall include the Company's successors.
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         "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that any such depositary must have an address in the Borough of Manhattan in the City of New York.

         "Equipment Notes" shall mean the equipment notes that are the property of the Trusts.

         "Exchange Certificates" shall mean the Enhanced Pass Through Certificates, Series 1997-1A and the Enhanced Pass Through Certificates, Series 1997-1B issued by the Class A Trust and the Class B Trust, respectively, under the applicable Pass Through Trust Agreements containing terms identical to the Initial Certificates (except that, with respect to the Exchange Certificates of each such Trust, (i) interest thereon shall accrue from the last date on which interest was paid on the Initial Certificates of such Trust or, if no such interest has been paid, from the Closing Date, (ii) the transfer restrictions thereon under the 1933 Act shall be eliminated and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) to be offered to Holders of Initial Certificates in exchange for Initial Certificates pursuant to the Exchange Offer.

         "Exchange Offer" shall mean the exchange offer by the Company of Exchange Certificates for Registrable Certificates pursuant to Section 3(a).

         "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 3(a).

         "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Holders" shall mean each of the Initial Purchasers and the Company, for so long as they own any Registrable Certificates, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Certificates under the Pass Through Trust Agreements.

         "Initial Certificates" shall have the meaning set forth in the preamble.

         "Initial Purchasers" shall have the meaning set forth in the preamble.

         "KfW" shall have the meaning set forth in the preamble.

         "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Certificates; provided, however, that whenever the consent or approval of Holders of a specified percentage of Registrable Certificates is required hereunder, Registrable Certificates held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers, the Company or subsequent holders of Registrable Certificates if such subsequent holders are deemed to be affiliates solely by reason of their holding





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of such Registrable Certificates) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

         "Participating Broker-Dealers" shall have the meaning set forth in
Section 4(f).

         "Pass Through Trust Agreements" shall mean each of the Pass Through Trust Agreements relating to the Initial Certificates and the Exchange Certificates, dated as of December 23, 1997, between the Company and each Trustee, as amended from time to time in accordance with the terms thereof.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Certificates covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "Purchase Agreements" shall have the meaning set forth in the preamble.

         "Registrable Certificates" shall mean the Initial Certificates; provided, however, that the Initial Certificates shall cease to be Registrable Certificates when (i) a Shelf Registration Statement with respect to such Initial Certificates shall have been declared effective under the 1933 Act and such Initial Certificates shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Initial Certificates shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Initial Certificates shall have ceased to be outstanding or (iv) such Initial Certificates have been exchanged for Exchange Certificates upon consummation of the Exchange Offer.

         "Registration Event" shall have the meaning set forth in Section 3(e).

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Trustees with this Agreement, including: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with state or other securities or blue sky qualification of any of the Exchange Certificates or Registrable Certificates); (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the





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performance of and compliance with this Agreement; (iv) all rating agency fees;
(v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Certificates on any securities exchange or exchanges;
(vi) all fees and disbursements relating to the qualification of the Pass Through Trust Agreements under applicable securities laws; (vii) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance; (viii) the fees and expenses of the Trustees, including their counsel, and any escrow agent or custodian; and (ix) any reasonable fees and disbursements of the underwriters, if any, and the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, in each case as are customarily required to be paid by issuers or sellers of securities, but excluding fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Certificates by a Holder.

         "Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Certificates or Registrable Certificates pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "SEC" shall mean the Securities and Exchange Commission.

         "Shelf Registration" shall mean a registration under the 1933 Act effected pursuant to Section 3(b).

         "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 3(b) which covers some or all of the Registrable Certificates on an appropriate form under Rule 145 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "TIA" shall have the meaning set forth in Section 4(l).

         "Trustees" shall mean the trustees with respect to the Initial Certificates and the Exchange Certificates of the Trusts under the Pass Through Trust Agreements.

         "Trusts" shall mean the Class A Trust and the Class B Trust.

                 2. General Interpretive Principles. For purposes of this Agreement except as otherwise expressly provided: (a) references herein to "Articles," "Sections," "subsections," "paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (b) the words "herein," "hereof," "hereunder" and other similar words refer to this Agreement as a whole and not any





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particular provision; (c) the term "include" or "including" shall mean without limitation by reason of enumeration; and (d) "or" is not exclusive.

                 3. Registration Under the 1933 Act. (a) Exchange Offer Registration. To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company shall use its best efforts
(A) to file with the SEC within 90 days after the Closing Date an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Certificates for Exchange Certificates, (b) to cause such Exchange Offer Registration Statement, to be declared effective by the SEC within 150 days after the Closing Date, (C) to cause such Registration Statement to remain effective until the closing of the Exchange Offer and (D) to consummate the Exchange Offer within 180 days after the Closing Date. Upon effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers) eligible and electing to exchange Registrable Certificates for Exchange Certificates (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Certificates in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Certificates) to trade such Exchange Certificates from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                 In connection with the Exchange Offer, the Company shall or shall cause the Trustees to:

                 (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                 (ii) keep the Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                 (iii) use the services of the Depositary for the Exchange Offer with respect to Initial Certificates evidenced by global certificates;

                 (iv) permit Holders to withdraw tendered Registrable Certificates at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Certificates delivered for exchange and a statement that such Holder is withdrawing his election to have such Registrable Certificates exchanged;

                 (v) use its best efforts to ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any Prospectus forming part thereof and any





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         supplement thereto complies as to form in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
         (iii) any Prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; and

                 (vi) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

                 As soon a practicable after the close of the Exchange Offer, the Company shall or shall cause the Trustees to:

                 (i) accept for exchange Registrable Certificates duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal that is an exhibit thereto;

                 (ii) cancel or cause to be canceled all Registrable Certificates so accepted for exchange by the Company; and

                 (iii) promptly cause to be authenticated and delivered Exchange Certificates to each Holder of Registrable Certificates equal in amount to the Registrable Certificates equal in amount to the Registrable Certificates of such Holder so accepted for exchange.

                 Interest on each Exchange Certificate shall accrue from the last date on which interest was paid on the Registrable Certificates surrendered in exchange therefor or, if no interest has been paid on the Registrable Certificates, from the Closing Date. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the Staff of the SEC. Each Holder of Registrable Certificates (other than Participating Broker-Dealers) who wishes to exchange such Registrable Certificates for Exchange Certificates in the Exchange Offer shall represent that (i) it is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (ii) any Exchange Certificates to be received by it were acquired in the ordinary course of business and (iii) it has no arrangement with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Certificates.

                 (b) Shelf Registration. (i) If, because of any change in law or applicable interpretations thereof by the Staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by
Section 3(a) or (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 150 days after the Closing Date or the Exchange Offer is not consummated within 180 days after the Closing Date, or (iii) if any Holder (other than a





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Purchaser) is not eligible to participate in the Exchange Offer or (iv) upon the request of any Purchaser (with respect to any Registrable Certificates that it acquired directly from the Company) following the consummation of the Exchange Offer if such Purchaser shall hold Registrable Certificates that it acquired directly from the Company and if such Purchaser is not permitted, in the opinion of counsel to such Purchaser, pursuant to applicable law or applicable interpretation of the Staff of the SEC to participate in the Exchange Offer, the Company shall, at its cost:

                 (A) as promptly as practicable, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Certificates by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Certificates and set forth in such Shelf Registration Statement, and use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC by the 180th day after the Closing Date (or promptly in the event of a request by any Holder pursuant to clause (iii) above or any Purchaser pursuant to clause (iv) above). If the Company is required to file a Shelf Registration Statement upon the request of any Holder (other than a Purchaser) not eligible to participate in the Exchange Offer pursuant to clause (iii) above or upon the request of any Purchaser pursuant to clause (iv) above, the Company shall file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 3(a) with respect to all Registrable Certificates and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Certificates held by such Holder or such Purchaser after completion of the Exchange Offer. If the Company files a Shelf Registration Statement pursuant to Section 3(b)(ii) the Company will no longer be required to effect the Exchange Offer;

                 (B) use its best efforts to keep the Shelf Registration Statement continuously effective, in order to permit the Prospectus forming part thereof to be usable by Holders, until the end of the period referred to in Rule 144(k) (or two years from the Closing Date if such Shelf Registration Statement is filed upon the request of any Purchaser pursuant to clause (iv) above) or such shorter period as shall end when all of the Registrable Certificates covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement; and

                 (C) notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.





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                 The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by Section 4(b), to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Certificates copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                 The Company shall be allowed a period of five days, beginning on the first day a Registration Event referred to in Section 3(b)(ii) occurs, to cure such Registration Event before the Company will be required to comply with the requirements of Section 3(b).

                 (c) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 3(a) or 3(b) and, in the case of any Shelf Registration Statement, shall reimburse the Holders or Initial Purchasers for the reasonable fees and disbursements of one firm or counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Certificates in connection therewith. Each Holder shall pay all expenses of its counsel, other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Certificates pursuant to the Shelf Registration Statement.

                 (d) Effective Registration Statement. (i) The Company shall be deemed not to have used its best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Certificates covered thereby not being able to exchange or offer and sell such Registrable Certificates during the period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly complies with the requirements of Section 4(j), if applicable.

                 (ii)     An Exchange Offer Registration Statement pursuant to
Section 3(a) or a Shelf Registration Statement pursuant to Section 3(b) shall not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Certificates pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement shall be deemed not to have been effective during the period of such interference, until the offering of Registrable Certificates pursuant to such Registration Statement may legally resume.

                 (e) Increase in Interest Rate. If either (i) the Exchange Offer is not consummated on or prior to the 180th calendar day following the Closing Date, or (ii) a Shelf Registration Statement is not declared effective on or prior to the 180th calendar day following the Closing Date (each, a "Registration Event"), the interest rate borne by the Initial Certificates shall be increased





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by (1) 0.50% per annum from and including July 1, 1998 to but excluding the date on which such Registration Event occurs; provided, however, that such increase shall cease to be in effect from and including, in the case of clause
(i) above, the date on which the Exchange Offer is consummated, and, in the case of clause (ii) above the date the Shelf Registration Statement is declared effective. If the Shelf Registration Statement ceases to be effective at any time during the period specified by Section 3(b) for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate borne by the Equipment Notes shall be increased by 0.50% per annum from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.

                 4. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 3(a) and 3(b), the Company shall:

                 (a) prepare and file with the SEC a Registration Statement, within the time period specified in Section 3, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Certificates by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form;

                 (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act;

                 (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Certificates when a Shelf Registration Statement with respect to the Registrable Certificates has been filed and advise such Holders that the distribution of Registrable Certificates will be made in accordance with the method elected by the Majority Holders;
         (ii) furnish to each Holder of Registrable Certificates included within the coverage of the Shelf Registration Statement at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all reports, other documents and exhibits (including those incorporated by reference) at the expense of the Company, (iii) furnish to each Holder of Registrable Certificates included within the coverage of the Shelf Registration Statement, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Certificates, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Certificates; and (iv) subject to the last paragraph of Section 4, consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Certificates included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Certificates covered by the Prospectus or any amendment or supplement thereto;





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                 (d)      use its best efforts to register or qualify the
         Registrable Certificates or cooperate with the Holders of Registrable Certificates and their counsel in the registration or qualification of such Registrable Certificates under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Certificates covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Certificates shall reasonably request in writing to cooperate with the Holders in connection with any filings required to be made with the NASD, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in each such jurisdiction of such Registrable Certificates owned by such Holders; provided, however, that in no event shall the Company be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

                 (e) in the case of a Shelf Registration, notify each Holder of Registrable Certificates promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective,
         (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) at the closing of any sale of Registrable Certificates if, between the effective date of a Shelf Registration Statement and such closing, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any material event or the discovery of any material facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein (in the case of the Prospectus in light of the circumstances under which they were made) not misleading and (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

                 (f)(A) in the case of the Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Certificates for Exchange Certificates for the resale of such Exchange Certificates, (ii) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the

         Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Certificates acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Certificates for Registrable Certificates pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Certificates, and (iv) subject to the last paragraph of
         Section 4, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Certificates covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer the following provision:

                 "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Certificates. If the undersigned is a broker-dealer that will receive Exchange Certificates for its own account in exchange for Registrable Certificates, it represents that the Registrable Certificates to be exchanged for Exchange Certificates were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Certificates pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act"; and

                 (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, use its best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be one of the Initial Purchasers (other than KfW), unless it elects not to act as such representative) only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below; and

                 (C) to the extent any Participating Broker-Dealer participates in the Exchange Offer, use its best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for the 180 day period specified in clause (D) below; and

                 (D) not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 4(b), or take any other action as a result of this Section 4(f), for a period exceeding 180 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Company) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this
         Section 4;

                 (g) (A) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (B) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Certificates copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

                 (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

                 (i) unless any Registrable Certificates are in book entry form only, in the case of a Shelf Registration, cause the Trustees to cooperate with the selling Holders of Registrable Certificates to facilitate the timely preparation and delivery of certificates representing Registrable Certificates to be sold free from any restrictive legends; and cause such Registrable Certificates to be in such denominations (consistent with the provisions of the Pass Through Trust Agreements) and registered in such names as the selling Holder or the underwriters, if any, may reasonably request at least one business day prior to the closing of any sale of Registrable Certificates;

                 (j) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(d)(i)(B) or 4(e)(ii)-(vi), use its best efforts to prepare a post-effective amendment to a Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Certificates, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus as promptly as practicable upon receipt of such notice until the Company has amended or supplemented the Prospectus to correct such misstatement or omission, provided that the Company shall cause such suspension not to last more than 30 days per occurrence or more than 60 days in aggregate in a calendar year. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request.

                 (k) obtain a CUSIP number for all Exchange Certificates, or Registrable Certificates, as the case may be, of each Trust not later than the effective date of an

         Exchange Offer Registration Statement or Shelf Registration Statement, as the case may be, and provide the Trustees with printed certificates evidencing the Exchange Certificates or the Registrable Certificates, as the case may be, held in book entry form, in a form eligible for deposit with the Depositary;

                 (l) (i) cause the Pass Through Trust Agreements to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Certificates or Registrable Certificates, as the case may be, (ii) cooperate with the Trustees and the Holders to effect such changes to the Pass Through Trust Agreements as may be required for the Pass Through Trust Agreements to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustees to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Pass Through Trust Agreements to be so qualified in a timely manner;

                 (m) in the case of a Shelf Registration, enter into such customary agreements (including underwriting agreements in customary form) and take all other customary and appropriate actions (including those reasonably requested by the Holders of a majority in principal amount of Registrable Certificates being sold) in order to expedite or facilitate the disposition of such Registrable Certificates and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                          (i) make such representations and warranties to the Holders of such Registrable Certificates and the underwriters, if any, in form, substance and scope as are customarily made by the Company to underwriters in similar underwritten offerings as may be reasonably requested by them;

                          (ii) obtain opinions of counsel to the Company (who may be employees of the Company) and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the managing underwriters, if any, or if there are no such managing underwriters, to the Holders of a majority in principal amount of the Registrable Certificates being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                          (iii) obtain a "cold comfort" letter and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, and use its best efforts to have such letters addressed to the selling Holders of Registrable Certificates, such letter to be in customary form and covering such matters of the type customarily covered in "cold comfort" letters in connection with similar underwritten offerings as the Holders of a majority in principal amount of the Registration Certificates being sold shall request;

                          (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Certificates, which agreement shall be in form, substance and scope customary for similar offerings;

                          (v) if an underwriting agreement is entered into, cause such underwriting agreement to set forth indemnification provisions and procedures substantially similar to the indemnification provisions and procedures set forth in Section 6 with respect to all parties to be indemnified pursuant to
                 Section 6; and

                          (vi) deliver such other documents and certificates as may be reasonably requested by Holders of a majority in principal amount of Registrable Certificates being sold, and as are customarily delivered in similar offerings.

The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) if appropriate in connection with any particular disposition of Registrable Certificates and (ii) each closing under any underwritten or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall provide written notice to the Holders of all Registrable Certificates of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

                 (n) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Certificates and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by it, and cause the respective officers, directors, employees and any other agents of the Company to make reasonably available all relevant information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement, in each case as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such representatives, underwriters, counsel or accountant, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided, further, that the foregoing inspection and information gathering shall, to the extent reasonably possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of such Holders and other parties;

                 (o) (i) a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers, and use its best efforts to reflect in any such document when filed such comments as any of the Initial Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Certificates, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Certificates, if any, and use its best efforts to reflect such comments in any such document when filed as the Holders of Registrable Certificates, their counsel and any underwriter may reasonably request; and (iii) cause the representatives of the Company to be available for discussion of such document as shall be reasonably requested by the Holders of Registrable Certificates, the Initial Purchasers on behalf of such Holders or any underwriter and not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object;

                 (p) in the case of a Shelf Registration, use its best efforts to cause the Registrable Certificates to be rated with the appropriate rating agencies at the time of effectiveness of such Shelf Registration Statement, unless the Registrable Certificates are already so rated; and

                 (q) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable after the effective date of a Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

                 In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Certificates to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Certificates as the Company may from time to time reasonably request and the Company may exclude from such registration the Registrable Certificates of any Holder that fails to furnish such information within a reasonable time after receiving such request.

                 In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Sections 3(d)(i)(B) or 4(e)(ii)-(vi), such Holder shall forthwith discontinue disposition of Registrable Certificates pursuant to such Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j), and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Certificates current at the time or receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Certificates pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Sections 3(d)(i)(B) or 4(e)(ii)-(vi), the Company shall be deemed to have used best efforts to keep the Shelf Registration Statement effective during such period of suspension, provided that the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

         5. Underwritten Offering. The Holders of Registrable Certificates covered by a Shelf Registration Statement who desire to do so may sell such Registrable Certificates in an underwritten offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Holders of a majority of the Registrable Securities to be included in such offering; provided, however, that (i) such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company and
(ii) the Company shall not be obligated to arrange for more than one underwritten offering during the period such Shelf Registration Statement is required to be effective pursuant to Section 3(b)(i)(B). No Holder may participate in any underwritten offering contemplated hereby unless such Holder
(a) agrees to sell such Holder's Registrable Certificates in accordance with any approved underwriting arrangements, (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements and (c) at least 20% of the outstanding Registrable Certificates are included in such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any expenses customarily borne by selling security holders, including underwriting discounts and commissions and fees and expenses of counsel to the selling security holders.

         6.      Indemnification and Contribution.          (a) The Company
will indemnify and hold harmless each Holder, including Participating Broker Dealers, each underwriter who participates in an offering of Registrable Certificates and their respective directors, officers, employees, agents and each Person, if any, who controls any of such parties within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities, joint or several, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement pursuant to which Exchange Certificates or Registrable Certificates were registered under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Holder, including Participating Broker-Dealers, each underwriter who participates in an offering of Registrable Certificates, their respective affiliates and their respective directors, officers, employees and agents and each Person, if any, who controls any of such parties within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act for any legal or other expenses reasonably incurred by such party as such expenses are incurred in connection with investigating or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid pursuant to clause
(i) of this Section 6(a); provided, however, that the Company shall not be liable in any such case (a) to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser, any Holder, including Participating Broker-Dealers, or any underwriter specifically for use in the Registration Statement or the Prospectus or (b) to the extent that such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in any preliminary prospectus if the Initial Purchasers, such Holder, including a Participating Broker-Dealer, or such underwriter from whom the Person asserting any such losses, claims, damages or liabilities purchased the securities concerned to the extent that a prospectus relating to such securities was required to be delivered by such Purchaser, Holder, Participating Dealer or underwriter and such Purchaser, Holder, Participating Broker-Dealer or underwriter failed to send or deliver a copy of the Prospectus to the Person asserting such losses, claims, damages or liabilities on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such Prospectus corrected such untrue statement or omission if the Company had previously furnished copies thereof to such Purchaser, Holder, Participating Broker-Dealer or underwriter. Any amounts advanced by the Company to an indemnified party pursuant to this Section 6 as a result of such losses shall be returned to the Company if it shall be finally determined by such a court in a judgment not subject to appeal of final review that such indemnified party was not entitled to indemnification by the Company.

                 (b) In the case of a Shelf Registration Statement, each Holder will severally and not jointly indemnify and hold harmless the Company, each Purchaser, each underwriter who participates in an offering of Registrable Certificates and the other selling Holders and each of their respective directors, officers (including each officer of the Company who signed the Registration Statement), employees and agents and each Person, if any, who controls the Company, any Purchaser, any underwriter or selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities described in the indemnity contained in Section 6(a), as incurred but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use in the Registration Statement, or the Prospectus, and will reimburse any legal or other expenses reasonably incurred by the Company, each Purchaser, each underwriter who participates in an offering of Registrable Certificates and the other selling Holders and each of their respective directors and officers (including each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, any Purchaser, any underwriter or selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder for the sale of Registrable Certificates pursuant to such Shelf Registration Statement. Any amounts advanced by any Holder to an indemnified party pursuant to this Section 6 as a result of such losses shall be returned to such Holder if it shall be finally determined by such a court in a judgment not subject to appeal of final review that such indemnified party was not entitled to indemnification by such Holder.

                 (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 6 (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 6 (a) or (b) above, except to the extent that such indemnifying party is materially prejudiced by such failure to give notice. If any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party that are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party or parties shall not be entitled to assume such defense. If an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for such indemnifying party shall be entitled to conduct the defense of such indemnifying party and counsel for each indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, except as provided for in the immediately preceding sentence. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                 (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6 (a) or (b) above, then each indemnifying party in lieu of indemnification such indemnified party shall contribute to the aggregate losses, claims, damages, liabilities or expenses incurred by such indemnified party referred to in Section 6 (a) or (b) above
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Initial Purchasers and the Holders from the offering of the Exchange Certificates or Registrable Certificates included in such offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Initial Purchasers and the Holders in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations, provided that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Initial Purchasers or a Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Initial Purchasers and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations.

         For purposes of this Section 6 (d), each director, officer, employee, agent and Person, if any, who controls a Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Purchaser or Holder, and each director, officer, employee and agent of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. No party shall be liable with respect to any action, suit, proceeding or claim settled without its written consent. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6 (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any action or claim which is the subject of this
Section 6 (d). Notwithstanding the provisions of this Section 6, no Purchaser, Holder or Participating Broker-Dealer shall be required to contribute or indemnify any amount in excess of the amount by which the total price at which Registrable Certificates were sold by such Purchaser, Holder or Participating Broker-Dealer exceeds the amount of any damages that such Purchaser, Holder or Participating Broker-Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers' obligations in this Section 6 (d) to contribute are several in proportion to their respective purchase obligations and not joint.

                 (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have.

                 7. Miscellaneous. (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company shall file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it shall upon the request of any Holder of Registrable Certificates
(i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Certificates may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Certificates without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the written request of any Holder of Registrable Certificates, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

                 (b) Other Registration Rights. The Company may grant registration rights that would permit any Person the right to piggy-back on any Shelf Registration Statement; provided, however, that if the managing underwriter, if any, of an offering pursuant to such Shelf Registration Statement delivers an opinion of the selling Holders that the total amount of securities which they and the holders of such piggy-back rights intend to include in any Shelf Registration Statement materially adversely affects the success of such offering (including the price at which such securities can be sold), then the amount, number or kind of securities to be offered for the account of holders of such piggy-back rights shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number or kind recommended by such managing underwriter; and provided, further, that such piggy-back registration rights shall in no event materially adversely affect the interests of any Holder.

                 (c) Trustees. The Trustee shall take such action as may be reasonably requested by the Company in connection with the Company satisfying its obligations arising under this Agreement.

                 (d) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Certificates in this Agreement or otherwise conflicts with the provisions hereof.

                 (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Certificates affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 6 shall be effective as against any Holder of Registrable Certificates unless consented to in writing by such Holder.

                 (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(f), which address initially is, with respect to the Initial Purchasers, the address set forth in the applicable Purchase Agreements; and
(ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(f).

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                 Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustees, at the address specified in the Pass Through Trust Agreements.

                 (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Certificates in violation of the terms hereof or of the Purchase Agreement or the Pass Through Trust Agreements. If any transferee of any Holder shall acquire Registrable Certificates, in any manner, whether by operation of law or otherwise, such Registrable Certificates shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Certificates, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

                 (h) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder and to the obligations of the Company hereunder and shall have the right to enforce such agreements and obligations directly to the extent any such Holder deems such enforcement necessary or advisable to protect its rights hereunder.

                 (i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (k) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                 (l) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        UNITED AIR LINES, INC.


                                        By:/s/   THOMAS A. MUTRYN
                                           ------------------------------------
                                        Name:    Thomas A. Mutryn
                                        Title:   Vice President & Treasurer





                                        S-1        REGISTRATION RIGHTS AGREEMENT

                                        FIRST SECURITY BANK, NATIONAL
                                          ASSOCIATION, as Trustee under each of
                                          the Trusts


                                        By: /s/ C. SCOTT NIELSEN
                                           ------------------------------------
                                        Name:   C. Scott Nielsen
                                        Title:  Vice President





                                        S-2        REGISTRATION RIGHTS AGREEMENT

Confirmed and accepted as of
the date first above written:

MORGAN STANLEY & CO. INCORPORATED
BT ALEX. BROWN INCORPORATED
CITICORP SECURITIES, INC.,
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: MORGAN STANLEY & CO. INCORPORATED


By:  /s/  PATRICK M. KAUFER
   ------------------------------------
   Name:  Patrick M. Kaufer
   Title: Attorney-in-fact





                                        S-3        REGISTRATION RIGHTS AGREEMENT

Confirmed and accepted as of
the date first above written:

BY: KREDITANSTALT FUR WIEDERAUFBAU


By:  /s/  DR. CHRISTIAN STAAB
   ------------------------------------
    Name: Dr. Christian Staab
    Title: VP


By:  /s/  WOLFGANG BEHLER
   ------------------------------------
    Name: Wolfgang Behler
    Title: Senior Project Manager





                                        S-4        REGISTRATION RIGHTS AGREEMENT